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                                                                    EXHIBIT 23.2

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT

    We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3 No. [33-00000]) of Photon Dynamics, Inc. for the registration of 1,295,000 shares of its common stock and to the incorporation by reference therein of our report dated May 7, 1999 relating to the consolidated financial statements of CR Technology, Inc. and Subsidiary, included in the Annual Report on Form 10-K for the year-ended September 30, 1999 filed with the Securities and Exchange Commission.

                                         /s/ CACCIAMATTA ACCOUNTANCY CORPORATION
                              --------------------------------------------------

Irvine, California
November 6, 2000